Exhibit 99.2
Case 2:14-cv-01699-MMD-DJA Document 1635 Filed 04/23/25 Page 1 of 3

UNITED STATES DISTRICT COURT DISTRICT OF NEVADA * * *

ORACLE INTERNATIONAL CORPORATION, et al., Plaintiffs, v. RIMINI STREET, INC., et al., Defendants.	Case No. 2:14-cv-01699-MMD-DJA MODIFIED PERMANENT INJUNCTION

This is a long-running software copyright and unfair competition dispute between Plaintiffs and Counter Defendants Oracle America, Inc., and Oracle International Corporation (collectively, “Oracle”) and Defendants and Counter Claimants Rimini Street, Inc., and Seth Ravin generally regarding Rimini Street, Inc.’s unauthorized copying of Oracle’s enterprise software into and from development environments created by Rimini Street, Inc. for its clients, along with disputes regarding allegedly false statements in marketing and advertising and unfair competition. (ECF Nos. 1253 at 2, 1305 at 12-13.) Following a bench trial, the Court mostly—but not entirely—found in Oracle’s favor and entered a permanent injunction against Rimini. (ECF Nos. 1536 (“Bench Order”), 1537 (the “Injunction”), 1538 (“Judgment”).) But the Court, on Rimini’s motion, temporarily stayed the Injunction pending appeal. (ECF No. 1553.) The United States Court of Appeals for the Ninth Circuit vacated some of the Bench Order and the portions of the Injunction Rimini appealed in a published opinion in the end of 2024. (ECF No. 1617 (the “Opinion”).) More recently, the Ninth Circuit issued its mandate on the Opinion, returning jurisdiction over the merits of this case to the Court. (ECF No. 1620.) The Court then solicited the parties’ views on how to effectuate the Ninth Circuit’s mandate. (ECF No.

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1621.) The parties provided those views both in writing (ECF No. 1629) and at a hearing (ECF Nos. 1632 (hearing minutes), 1633 (transcript)).
In a concurrently issued order, the Court explains how it has decided to effectuate the Ninth Circuit’s mandate. For the reasons explained therein, the Court also issues this modified permanent injunction, consisting of the portions of the Injunction that Rimini either did not appeal or the Ninth Circuit did not vacate. As also explained in that order, the Court also strikes the requirement included in the Injunction that Rimini post a corrective press release.
The Court permanently enjoins and restrains Defendant Rimini Street, Inc., its subsidiaries, affiliates, employees, directors, officers, principals, agents, and Seth Ravin (collectively, “Rimini”) as follows.
Rimini must immediately provide notice of this modified permanent injunction—along with a copy of it—to all its subsidiaries, affiliates, employees, directors, officers, principals, and agents.
None of the prohibitions in this permanent injunction modify or alter the scope of the prohibitions put in place by the August 15, 2018, permanent injunction entered in Oracle USA, Inc. v. Rimini Street, Inc., Case No. 2:10-cv-106-LRH-VCF, ECF No. 1166 (D. Nev. Aug. 15, 2018) (“Oracle I”).
I.   PERMANENT INJUNCTION UNDER 17 U.S.C. § 1203(B)(1)
Rimini may not remove or omit the Oracle copyright notice from any Oracle software files or any files containing any Oracle source code that contain an Oracle copyright notice, or distribute any such files.
Rimini may not copy protected expression from an Oracle software file that contains an Oracle copyright notice into any other file without also including the Oracle copyright notice, or distribute any such files.
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II.PERMANENT INJUNCTION UNDER 15 U.S.C. § 1116
Rimini may not make the following statements or any substantially similar statements in marketing materials, advertisements, or communications with customers or potential customers:
1.Judge Hicks’ rulings in the Oracle I litigation related to processes or software that were not in use at Rimini between February 2014 and January 2020.
2.Rimini did not copy or share Oracle software between clients between February 2014 and January 2020.
3.Rimini offers “holistic security” solutions for Oracle software for enterprises.
4.There are no similarities between TomorrowNow and Rimini other than the fact that they both have provided third-party maintenance.
Rimini must file with the Court a report in writing under oath setting forth in detail the manner and form in which Rimini has complied with this Section 1116 order within 30 days of the date of entry of this modified permanent injunction.
It is further ordered that failure to timely comply with any portion of this modified permanent injunction will subject Rimini and Mr. Ravin to appropriate sanctions, including but not limited to monetary sanctions and further injunctive relief.
DATED THIS 23rd Day of April 2025

MIRANDA M. DU
UNITED STATES DISTRICT JUDGE
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